Exhibit 99.1

SPENCER LEE TO STEP DOWN AS

HIMS & HERS HEALTH CHIEF FINANCIAL OFFICER

Smooth six month transition plan in place;

The search for Company’s next CFO has begun;

Company reaffirms Q3 and FY 2021 guidance

SAN FRANCISCO (September 7, 2021) - Hims & Hers Health, Inc. (“Hims & Hers”, NYSE: HIMS), the multi-specialty telehealth platform that provides modern personalized health and wellness experiences to consumers, today announced that Spencer Lee plans to step down from his role as the company’s Chief Financial Officer. Lee, who joined the company in March 2019, will lead a six month transition plan and continue to support the company until a new CFO is appointed to ensure a smooth transition. The search for a new Chief Financial Officer has begun and is being led by Co-Founder and CEO Andrew Dudum and Board Member and Audit Chair, David Wells, the former CFO of Netflix.

“It has been an honor to work at Hims & Hers, such a transformative and impactful company, during a critical period of growth,” said Lee. “Andrew and I agree that given the strong financial position of the Company and the exciting growth initiatives now kicking off, the time is right to begin the process of finding a new financial leader to guide the company in its next stage.”

“Spencer has been a valuable partner for Hims & Hers as we have achieved several significant company milestones, including our transition to a publicly traded company, two completed acquisitions and strong quarterly earnings for the last three quarters,” said Dudum. “Spencer, the leadership team and I will work closely to manage a smooth transition over the next six months as we identify a new CFO to partner in bringing our next chapter of growth and ambitious goals to life.”

This announcement follows Hims & Hers’ strong reported Q2 earnings in 2021. In 2020, full year revenue grew by 80% year-over-year. In Q1 and Q2 of 2021, quarterly revenue grew year-over-year by 74% and 69%, respectively, exceeding the company’s previous guidance for each such quarter and resulting in the company sequentially increasing its full-year revenue guidance. As of Q2, Hims & Hers has grown subscriptions year-over-year by 76% to 453,000 as it continues to focus-in on expanding core services and investing in new ones. The company also recently announced the appointment of its first Chief Growth Officer.

Hims & Hers today also reaffirmed its financial guidance for the third quarter and full year 2021, which it provided in connection with the announcement of the company’s second quarter 2021 financial results on Aug. 11, 2021.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,”

“projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial outlook and guidance, our expected future financial and business performance, the assumptions underlying such statements, statements about events and trends including events and trends that we believe may affect our financial condition, results of operations, short- and long-term business operations and objectives, and financial needs, our expectations regarding the success of our business model, the growth of certain of our categories, our ability to expand the scope of our offerings, and our ability to timely find a suitable new Chief Financial Officer. These statements are based on management’s current expectations, but actual results may differ materially due to various factors.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the “Risk Factors” section of our most recently filed Annual Report on Form 10-K for the year ended December 31, 2020, as amended, our most recent Quarterly Report on Form 10-Q, and our subsequent filings with the Securities and Exchange Commission (the “Commission”).

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in reports we have filed or will file with the Commission, including our annual report on Form 10-K for the year ended December 31, 2020, as amended, our most recent Quarterly Report on Form 10-Q, and our subsequent filings with the Commission. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in such reports, those results or developments may not be indicative of results or developments in subsequent periods.

About Hims & Hers

Hims & Hers is a multi-specialty telehealth platform that connects consumers to licensed healthcare professionals, enabling them to access high-quality medical care for numerous conditions related to primary care, mental health, sexual health, dermatology, and more. Launched in November 2017, the company also offers thoughtfully created and curated health and wellness products. With products and services available across all 50 states and Washington, D.C., Hims & Hers is able to provide access to quality, convenient and affordable care for all Americans. Hims & Hers was founded by CEO Andrew Dudum, Hilary Coles, Jack Abraham and Joe Spector at venture studio Atomic in San Francisco, California. For more information about Hims & Hers, please visit forhims.com and forhers.com.